Exhibit 5.1
[Letterhead of Bass, Berry & Sims PLC]
November 5, 2015

WellCare Health Plans, Inc.
8725 Henderson Road
Renaissance One
Tampa, Florida 33634

Ladies and Gentlemen:
We have acted as counsel to WellCare Health Plans, Inc., a Delaware corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which registers (i) debt securities of the Company (the “Debt Securities”) to be issued pursuant to forms of senior and subordinated indentures (the “Indentures”) between the Company and a trustee or bank to be named therein (the “Trustee”) that are attached as Exhibits 4.7 and 4.9 to the Registration Statement, (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), (iii) shares of common stock, $0.01 par value per share of the Company (the “Common Stock”), (iv) shares of Preferred Stock represented by depositary shares, each of which will represent a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”), (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares and/or Common Stock (the “Warrants”), (vi) securities purchase contracts for Common Stock and/or Preferred Stock and/or Debt Securities (the “Stock Purchase Contracts”) and (vii) units comprised of the foregoing items (i) – (vi) (the “Units” and, collectively with the Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants and Stock Purchase Contracts, the “Securities”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

In rendering our opinions herein, we have relied with respect to factual matters, upon a certificate with respect to various factual matters signed by an officer of the Company and dated the date of this opinion, and certificates of public officials referred to below. In addition, we have reviewed and relied upon such corporate or other organizational documents of the Company and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the Indentures, the Registration Statement, and the prospectus contained within the Registration Statement (the “Prospectus”).

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 3, 6, 7, 8 and 9 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law and the laws of the State of New York, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 1 below with respect to the Company’s good standing, we have based our opinions solely upon examination of the certificates of good standing issued by the Delaware Secretary of State as of a recent date.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is validly existing under the laws of Delaware.

2. The Company has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Indentures and to issue the Debt Securities.

3. (a) When the Debt Securities have been (i) duly established in accordance with an Indenture, (ii) duly authorized by all necessary corporate action of the Company, (iii) duly authenticated by the Trustee and (iv) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture as contemplated by the Registration Statement and any required post-effective amendment(s) thereto and any and all supplements to the Prospectus (each, a “Prospectus Supplement”), and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplements required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplements, then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or able to be settled into Debt Securities or Debt Securities otherwise issued pursuant to the terms of any other Securities) upon issuance and delivery of and payment for such Debt Securities in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

4. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Third Amended and Restated Bylaws (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock) and authorized by all necessary corporate action of the Company, and (b) assuming that either an appropriate certificate of amendment of the Company’s Certificate of Incorporation or a certificate of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplements required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

5. (a) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

6. (a) When a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, executed and delivered and the Depositary Shares and the securities underlying the Depositary Shares have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and Bylaws and the Deposit Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Depositary Shares, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Deposit Agreement and by such corporate action, the Depositary Shares (including any Depositary Shares issued upon the exchange or settlement of the Units or upon exercise or otherwise issued to pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Depositary Shares will be validly issued.

7. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the securities for which the Warrants will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such corporate action, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

8. (a) When a stock purchase contract agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) has been duly authorized, executed and delivered and the Stock Purchase Contracts and the securities for which the Stock Purchase Contracts will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and Bylaws and the Stock Purchase Contract Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission and (d) assuming that the terms of the Stock Purchase Contracts as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Stock Purchase Contracts, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Stock Purchase Contracts as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Stock Purchase Contracts are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Stock Purchase Contract Agreement in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Stock Purchase Contracts are to be issued and by such corporate action, the Stock Purchase Contracts (including any Stock Purchase Contracts issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Stock Purchase Contracts) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Stock Purchase Contracts will be validly issued.

9. (a) When a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered and the Units and the securities for which the Units will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and Bylaws and the Unit Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such corporate action, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Units will be validly issued.

The opinions set forth in paragraphs 3, 6, 7, 8 and 9 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that any obligations of the Company with respect to the Securities may be dependent on such matters, we have assumed for purposes of this opinion that any party to an Indenture, Warrant Agreement, Depositary Agreement, Stock Purchase Contract Agreement or Unit

Agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Depositary Agreement, Stock Purchase Contract Agreement or Unit Agreement, as applicable; that such Indenture, Warrant Agreement, Depositary Agreement, Stock Purchase Contract Agreement or Unit Agreement will be duly authorized, executed and delivered by such other party and will constitute the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such Indenture, Warrant Agreement, Depositary Agreement, Stock Purchase Contract Agreement or Unit Agreement, as applicable, and with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Depositary Agreement, Stock Purchase Contract Agreement or Unit Agreement, as applicable. We have also assumed that, in the case of an Indenture, Warrant Agreement, Depositary Agreement, Stock Purchase Contract Agreement or Unit Agreement, certificate of designation or other agreement or instrument pursuant to which any Securities are to be issued, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any changes in the facts or law relating to the matters covered by this opinion that may hereafter come to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

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